                       EXECUTIVE AGREEMENT
                       -------------------

     THIS EXECUTIVE AGREEMENT (the "Agreement") is made and
entered into this      [Date]     , 1994, by and between
                 -----------------
Petrolite Corporation, a Delaware corporation with an office at
369 Marshall Avenue, St. Louis, Missouri 63119, herein referred
to as "Petrolite" or the "Company", and      [Executive's Name]      ,
                                       ------------------------------
residing at      [Executive's Address]     , hereinafter
           --------------------------------
sometimes referred to as "Executive".

     WHEREAS, Executive is employed by Petrolite as an executive with important management responsibilities, and in such capacity will have access to confidential and proprietary information and trade secrets of Petrolite (hereafter defined as "Confidential Information") and, in the opinion of Petrolite and the Board of Directors of Petrolite, growth of the Company's business in its highly technical and competitive field can be enhanced by a written agreement between the Executive and the Company; and

     WHEREAS, Petrolite has determined that Executive's ability to perform Executive's responsibilities and utilize Executive's talents for the benefit of Petrolite, and Petrolite's ability to retain Executive as an employee, will be significantly enhanced if Executive is provided with fair and reasonable protection from the risks of a change in ownership or control of Petrolite.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, it is understood and agreed by and between the parties hereto as follows:

     1.   Employment.  Petrolite hereby agrees to employ or to
          ----------
continue to employ Executive on the terms hereinafter set forth.

     2.   Nature of Duties.  During his employment hereunder,
          ----------------
Executive shall serve in such capacities and have such other or further duties and responsibilities as may be assigned to Executive directly or indirectly from time to time by the Board of Directors of Petrolite.

     3.   General Covenants of Executive.  Executive hereby
          ------------------------------
accepts such employment and agrees to all of the terms and provisions of this Agreement. Executive further covenants and agrees to devote his full time and attention and best efforts to the performance of such services.

     4.   Compensation and Related Arrangements.  As full
          -------------------------------------
consideration for all services Executive shall render to Petrolite hereunder, Petrolite shall compensate Executive as follows:

          A.   Annual Base Salary.  Petrolite shall pay Executive
               ------------------
     an annual base salary of not less than the Executive's annual base salary on the date of this Agreement, such annual base salary to be payable in installments as paid on the date of this Agreement. The annual base salary may be increased by Petrolite as the Board of Directors may determine from time to time in its discretion.

          B.   Fringe Benefits.  Executive shall receive such
               ---------------
     fringe benefits as Petrolite from time to time may provide to its executive personnel generally, subject to any eligibility and vesting requirements and waiting periods, or as may be specifically agreed upon between Executive and Petrolite.

          C.   Incentive Compensation.  The Company may, but is
               ----------------------
     not required to, designate the Executive as a participant in one or more of the incentive compensation or stock incentive plans maintained by the Company. After the Executive's designation as a participant in any such plan the Executive's participation shall be subject to the terms of the respective plan or plans.

     5.   Termination of Employment.
          -------------------------

          A.   Termination by Petrolite.  Petrolite may terminate
               ------------------------
     the employment of Executive with or without cause at any time.

          B.   Termination by Petrolite "For Cause".  If
               ------------------------------------
     Petrolite terminates the employment of Executive "For Cause", all further obligations of Petrolite under this Agreement, other than for payment of the Executive's annual base salary accrued through the date of termination, shall terminate automatically. As used herein, the term "For Cause" means: acts of theft, unethical conduct or dishonesty affecting the assets, properties or business of Petrolite, willful misconduct, material dereliction of duty, or violation of any of the covenants set forth in Section 6A or 6B below.

          C.   Termination by Petrolite other than "For Cause".
               -----------------------------------------------
     If Petrolite terminates the employment of Executive during the term of this Agreement for any reason other than "For
     Cause", Petrolite's sole obligation to Executive shall be to pay Executive's annual base salary accrued through the date of termination and to pay Executive a severance amount (the
     "Severance Amount") equal to 100% of the Executive's annual base salary in effect on the termination date, payable in installments pursuant to Petrolite's normal payroll practices and commencing on the termination date; provided, however, as a condition precedent to Petrolite's payment of the Severance Amount Executive shall execute and deliver a General Release to be provided by Petrolite substantially in the form attached hereto as Exhibit A, and payment of the Severance Amount shall not begin until seven (7) days after Executive shall have executed and delivered such General
     Release without having revoked same. If, after notice of termination, Executive fails to execute and deliver the General Release to Petrolite within fifty (50) days after being provided with the same, Petrolite shall have no further obligations to Executive other than for payment of Executive's annual base salary accrued through the date of termination. Petrolite may cease payment of the Severance
     Amount if Executive violates any of the
     covenants set forth in Section 6A or 6B below. Alternatively, Petrolite may terminate the employment of Executive other than "For Cause" by giving Executive one (1) year's advance notice of such termination, in which case Executive shall not be entitled to the payment of any Severance Amount and all obligations of Petrolite under this Agreement shall terminate on the date of such termination; provided, that Petrolite may terminate Executive "For Cause" within such notice period and have no further obligations to Executive other than for payment of Executive's annual base salary accrued through such date of termination "For Cause". Petrolite may waive any requirement of service from Executive during such period of notice.

          D.   Termination by Executive.  If Executive terminates
               ------------------------
     his employment with Petrolite voluntarily for any reason, if Executive dies, or if Executive becomes disabled from performing Executive's customary duties for six (6) consecutive months or more, or for shorter periods aggregating 180 days in any period of 240 consecutive days, Petrolite shall have no further obligations to Executive under this Agreement.

     6.   Special Covenants by Executive.
          ------------------------------

          A.   Covenant Not to Compete.  Executive acknowledges
               -----------------------
     expressly that Petrolite has developed and established a valuable and extensive worldwide trade in its products and that its customers, which have been established and maintained at substantial expense, are of great value to the Company. In consideration of Executive's employment and the covenants and agreements of Petrolite herein set forth, Executive covenants to Petrolite that neither he nor any corporation, partnership, business firm or entity in which he may now or hereafter have an equity interest (excepting a publicly-traded corporation in which he has a less than 1% interest for investment purposes), or by which he may be employed or otherwise affiliated as an employee, representative, consultant, or otherwise, nor any person subject to his control or direction will, during the entire "Period of this Covenant" as hereafter defined, within the "Trade Area" hereafter specified, directly or indirectly:

                 i. Conduct, engage in, be connected with, have any interest in, consult for, or aid or assist in any manner any person, firm or business entity (whether a corporation, partnership, proprietorship or otherwise) in engaging in the development, manufacture, distribution, sale or application of services or products like or similar to any services or products now being developed, manufactured, marketed or distributed by Petrolite or any of its affiliates, or which may be developed, manufactured, marketed or distributed by Petrolite or any of its affiliates at any time during Executive's employment with Petrolite or any of its affiliates; or

                ii. In any way, directly or indirectly, solicit, divert, take away or interfere with any of the business, customers, trade or patronage of Petrolite or its subsidiaries or affiliates; or

               iii.  Seek to employ any person who was an
          employee of Petrolite or any of its affiliates during the twelve (12) months immediately preceding
          Executive's termination.

          The "Period of this Covenant" contained in this
     Section 6A shall commence on the date of this Agreement and shall terminate automatically eighteen (18) months from and after the date that Executive shall no longer be employed by Petrolite.

          The "Trade Area" contained in this Section 6A shall be deemed to encompass the world, it being expressly declared and acknowledged by Executive that Executive will, in the course of his responsibilities, acquire active personal knowledge of Petrolite's Confidential Information and confidential business affairs throughout said Trade Area and, by reason of his supervisory and administrative duties as one of its principal executive officers, will acquire and possess intimate knowledge of the marketing and distribution of Petrolite services and products throughout the aforesaid Trade Area.

          Executive further acknowledges and agrees that the "Period of this Covenant" is the minimum period of time, and that the "Trade Area" hereinabove specified is the minimum and reasonable area necessary, to protect Petrolite reasonably and adequately in its business operations.

          B.   Secrecy Covenant.  Executive further covenants and
               ----------------
     agrees that he will not, at any time either during or after Executive's employment with Petrolite, reveal or otherwise communicate to any person or entity any Confidential Information to which he will or may have access, except as such communication may be necessarily incidental to the performance of his duties with Petrolite under this Agreement. For purposes of this Agreement "Confidential Information" shall mean all confidential and proprietary information and trade secrets of Petrolite including, but not limited to, financial and accounting information and procedures, product pricing data and product formulae, identity of customers, customer requirements, sales data, marketing information, manufacturing processes, inventions, know-how, technology, special processes and techniques, and distribution methods of Petrolite or any of its subsidiaries or affiliates, but shall not include Confidential Information that is in the public domain or becomes part of the public domain other than through the fault of Executive.

          C.   Breach of Covenants.  Executive has consulted with
               -------------------
     Executive's legal adviser concerning this Agreement, understands the nature, term and effects of the covenants of Executive set forth in Sections 6A and 6B above, and acknowledges and agrees that such covenants are reasonable and necessary for the protection of Petrolite and its business operations. Executive further acknowledges and agrees that monetary damages could not and cannot adequately compensate Petrolite in the event of the violation or breach of any of the covenants of Executive set forth in Sections 6A and 6B above and that, irrespective of any other provision of this Agreement, injunctive relief would be essential for the protection of Petrolite. Executive does hereby agree, therefore, that Petrolite may have such injunctive relief without any requirement for a bond, upon due notice and hearing, as will be necessary to provide full and ongoing protection to Petrolite with respect to the matters hereinabove set forth, in addition to such further or other relief as may appertain at equity or law. Suit for injunctive relief (and for such monetary damages as may be proved as a result of breach of the aforesaid covenants) may be filed in an appropriate Federal or State court having general trial jurisdiction in any political subdivision
     (i) in Missouri or (ii) in any State in which Executive may then be found or (iii) in any State in which a breach or violation of any of the aforesaid covenants is alleged to have occurred, and Executive consents to the jurisdiction of any such court in which such suit is instituted and further agrees that service of process upon Executive by certified or registered mail shall be valid and sufficient and shall be deemed to have the same legal effect as if personal service had been made upon Executive in the jurisdiction in which such suit has been initiated.

          D.   Limitations.  If and to the extent that any of the
               -----------
     covenants set forth in Section 6A or 6B above shall be deemed by the court in which suit is brought to be unenforceable as written by reason of its scope in terms of area or length of time, but may be made enforceable by adjusting the area or period of time applicable to such covenant, Executive and Petrolite stipulate and agree that such covenant shall be deemed automatically to be amended for purposes of such suit so as to incorporate the aforesaid reduction in area or duration of time, or both, to the end that such covenant, as modified in connection with such suit, shall be enforceable to the fullest extent permissible under the laws and public policies of the State of Missouri, the State under which this contract is governed.

          E.   Survival.  The provisions of this Section 6 of
               --------
     this Agreement shall survive any termination of employment by the

     Executive.

     7.   Withholding.  Petrolite may, to the extent required by
          -----------
law, withhold applicable federal, state and local income and other taxes from any payments due to Executive hereunder.

     8.   Change of Control Benefits.  If Executive's employment
          --------------------------
with Petrolite is terminated voluntarily by Executive at any time within the one (1) year immediately following a Change of Control or by Petrolite Without Cause (as defined in Section 5 of this Agreement) at any time within the six (6) months immediately preceding or the two (2) years immediately following a Change of Control (the effective date of either such termination hereafter referred to in this Section 8 as the "Termination Date"), Executive shall be entitled to the benefits provided in this
Section 8 in lieu of the Severance Payment provided in Section 5 of this Agreement; provided, however, as a condition precedent to Petrolite's obligation to make any payments or provide any benefits under this Section 8, Executive shall execute and deliver a General Release in the form attached hereto as Exhibit A or if, within ten (10) days of the Termination Date Petrolite provides an alternative form of General Release substantially in the form attached hereto as Exhibit A, Executive shall execute and deliver such alternative release. If Executive fails to execute and deliver such a General Release to Petrolite within fifty (50) days of the Termination Date, or if, within ten
(10) days after the Termination Date, Petrolite provides an alternative form of General Release substantially in the form attached hereto as Exhibit A, within fifty (50) days after provision of such alternative General Release, Petrolite shall have no obligation to Executive other than for payment of Executive's annual base salary accrued through the Termination Date. Petrolite shall not be obligated to provide any benefits under this Section 8 until seven (7) days after Executive shall have executed and delivered such a General Release to Petrolite without having revoked the same.

          A.   Severance Benefits.  Not sooner than seven (7)
               ------------------
     business days, but not less than ten (10) business days, after Executive's execution and delivery of a General Release to Petrolite as provided in this Section 8 Petrolite shall pay Executive a lump sum amount, in cash, equal to two
     (2) times the sum of Executive's Annual Base Salary and Executive's Target Incentive Payment.

          B.   Continued Welfare Benefits.  Until the earlier of
               --------------------------
     eighteen (18) months following the Termination Date or the date on which Executive becomes employed by a new employer Petrolite shall, at its expense (less applicable Employee contributions and subject to any deductibles), provide Executive with medical, dental, life insurance, disability and accidental death and dismemberment benefits at the highest level for which Executive and his or her dependents were enrolled during the period beginning immediately prior to the

     Change of Control and ending on the Termination Date;
     provided, however, that if Executive becomes employed by a new employer that maintains a major medical plan (or its equivalent) that either

                 i. does not cover Executive with respect to a pre-existing condition which was covered under the Petrolite medical plan, or

                ii. does not cover Executive for a designated waiting period,

     Executive's coverage under the Petrolite medical plan shall continue (but shall be limited in the event of non-coverage due to a pre-existing condition to the pre-existing condition itself) until the earlier of the end of the applicable period of non-coverage under the new employer's plan or the end of the eighteenth month following the Termination Date.

          C.   Effect on Existing Plans.
               ------------------------

                 i.  Except as provided specifically in
          Section 8C(ii) of this Agreement, all Change of Control provisions applicable to Executive and contained in any plan, program, agreement or arrangement maintained by Petrolite (including, but not limited to, any stock option plan) shall remain in effect through the date of a Change of Control, and for such period thereafter as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects Executive without Executive's prior written approval. No benefits shall be paid to Executive, however, under any severance plan maintained generally for the employees of Petrolite if Executive is eligible to receive benefits under this
          Section 8.

                ii. If Executive has entered into one or more stock option agreements (an "Option Agreement") with Petrolite prior to the date of this Agreement, Executive agrees that each such Option Agreement hereby is amended so that, with respect to that portion of the option that either becomes exercisable, or becomes exercisable earlier than provided in the Option Agreement, solely because of a change in control as such term is defined in the Petrolite stock option plan pursuant to which the option was granted, the number of shares subject to such accelerated exercisability shall be subject to the adjustment provided in Section 8D of this Agreement.

          D.   Excise Tax Provision.
               --------------------

                 i. Petrolite's principal independent accounting firm immediately prior to the date of this Agreement (the "Accountant") shall determine if any payment made pursuant to this Agreement, and any other payment or benefit, including the value of stock options, received or deemed to be received by Executive from Petrolite or any of its subsidiaries and affiliates or from any pension, employee welfare, incentive compensation or other plans sponsored by Petrolite or any of its subsidiaries and affiliates (collectively, the "Payment"), is or will become subject to any excise tax under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax payable under any federal, state, local or other law (collectively, the "Excise Taxes"). The Accountant shall base its determination on its understanding of Sections 280G and 4999 of the Code, any regulations promulgated thereunder, and any relevant rulings or judicial decisions relative thereto. The Accountant's determinations and computations shall be final and binding on all parties, subject to the Executive's stated preference as to the allocation of any reduction in the Payment as provided in Section 8D(ii) of this Agreement. All determinations hereunder shall be made in adequate time to permit the Executive to prepare and file the Executive's tax returns in a timely fashion.

                ii.  If the Accountant determines that any
          Payment is or will become subject to any Excise Taxes the Accountant then shall determine if the payment of the Excise Taxes, in addition to any federal, state, local or other income, excise or other taxes ("Other Taxes") payable by the Executive with respect to the Payment to be received, will cause the Executive to pay an aggregate amount of Excise and Other Taxes such that the net amount of the Payment the Executive will receive after payment of all Excise and Other Taxes on such Payment is less than the net amount of the Payment the Executive would receive if the Payment was reduced to the maximum amount payable without imposition of any Excise Taxes ("Economic Detriment"). If the Accountant determines that the Executive will incur an Economic Detriment as a result of the receipt of the full Payment, the Payment shall be reduced so that the total Payment is the maximum possible Payment that can be paid to the Executive without him incurring any Economic Detriment. The Accountant shall consult with the Executive in reducing the Payment and shall, as may be reasonably possible, comply with any stated preference of the Executive with respect to the allocation of any such reduction in the Payment.

               iii.  In determining whether the Payment is
          subject to Excise Taxes, the Accountant may exercise its reasonable judgment to conclude that certain items are neither subject to Excise Taxes nor to be counted in determining whether the Payment is subject to Excise Taxes, or may be considered to be reasonable compensation for personal services (all such items hereinafter referred to as "Non-Included Items"). If it is determined at a later date (pursuant to final regulations or published rulings of the Internal
          Revenue Service, final judgment of a court of competent jurisdiction or, if so requested by the Executive, pursuant to an opinion of a nationally recognized accounting or tax law firm) that any of the Non-
          Included Items are subject to Excise Taxes, are to be counted in determining whether all or any portion of the Payment is subject to Excise Taxes, or are not considered to be reasonable compensation for personal services, with the result that the Executive will incur an Economic Detriment, Petrolite shall, immediately upon such determination, pay the Executive an amount equal to the sum of (a) any such Excise Taxes, plus
          (b) any interest, fines, penalties, expenses and other costs incurred by the Executive and resulting from the Executive having taken a position that the Payment or a portion of the Payment is not subject to Excise Taxes in accordance with a determination made pursuant to
          Section 8D(i) above, plus (c) the amount necessary to reimburse the Executive for any federal, state, local or other income taxes payable by the Executive with respect to the amounts of (x) the Excise Tax reimbursement provided in clause (a) above, (y) the reimbursement for interest, fines, penalties and other amounts paid provided in clause (b) above, plus
          (z) the amount paid to the Executive as reimbursement of any federal, state, local or other income, excise or other taxes (as determined for clauses (x), (y) and (z) hereof) in accordance with the formula set forth on Exhibit B, which is attached hereto and incorporated by reference herein.

          E.   Costs of Proceedings.  Petrolite shall pay all
               --------------------
     costs and expenses, including attorneys' fees and disbursements, at least monthly, of Executive in connection with any legal proceeding (including arbitration), whether or not instituted by Petrolite or Executive, relating to the interpretation or enforcement of any provision of Section 8 of this Agreement, except that if Executive instituted the proceeding and the judge, arbitrator or other individual presiding over the proceeding affirmatively finds that Executive instituted the proceeding in bad faith, Executive shall pay all costs and expenses, including attorneys' fees and disbursements, of Executive. Petrolite shall pay prejudgment interest on any money judgment obtained by Executive as a result of such proceeding, calculated at the prime rate of interest as reported in The Wall Street Journal on the day judgment is entered.

          F.   Definitions.  As used in this Section 8 of this
               -----------
     Agreement, and unless the context requires a different meaning, the following terms, when capitalized, have the meaning indicated:

                 i.  "Annual Base Salary" means Executive's
          annual rate of base salary in effect on the date of the Change of Control or the Termination Date, whichever is higher.

                ii. "Target Incentive Payment" means the amount payable to Executive under the Petrolite Annual Incentive Plan and any other incentive plan of Petrolite in effect for the fiscal year in which a Change of Control occurs, calculated on the assumption that Executive and Petrolite, or those entities or business units within Petrolite on whose performance Executive's annual or other incentive payment depends, achieve the applicable target performance goals established under the applicable incentive plan with respect to the applicable incentive period. If no target performance goals for the year in which the Change of Control occurs have been set prior to the Change of Control, the Target Incentive Payment shall be determined by utilizing the fiscal year immediately prior to the fiscal year in which a Change of Control occurs.

               iii. "Change of Control" means the first to occur of any of the following dates:

                     a.  The date the Petrolite Board of
               Directors votes to approve and recommends a stockholder vote to approve:

                           (i) any consolidation or merger of
                     Petrolite in which Petrolite is not the
                     continuing or surviving corporation;

                          (ii) any consolidation or merger of
                     Petrolite in which shares of Petrolite
                     capital stock would be converted into cash, securities or other property, other than
                     (x)  any consolidation or merger of
                     Petrolite in which the direct or indirect holders of Petrolite capital stock immediately prior to the consolidation or merger have the right to receive the same direct or indirect proportionate ownership of voting stock of the surviving corporation immediately after the consolidation or merger or, (y) any consolidation or merger of Petrolite with another corporation which owns Petrolite capital stock pursuant to which merger all of the Petrolite capital stock owned by such corporation would be canceled or redeemed and Petrolite capital stock would be issued to the stockholders of such corporation;

                         (iii) any sale, lease, exchange or other
                     transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Petrolite, other than any sale, lease, exchange or other transfer to any corporation where Petrolite owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of such corporation after any such transfer; or

                          (iv) any plan or proposal for the
                     liquidation or dissolution of Petrolite;

                     b.  The date any person (as such term is
               used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than Wm S. Barnickel & Company or one or more trusts established by Petrolite for the benefit of employees of Petrolite or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of 1934) of twenty percent (20%) or more of Petrolite's outstanding Capital Stock; or

                     c.  The date Wm. S. Barnickel & Company
               shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of
               1934) of more than forty-eight percent (48%) or more of Petrolite's outstanding Capital Stock; or

                     d.  The date the Board of Directors of
               Petrolite or any affiliate of Petrolite (within the meaning of Rule 12b-2 under the Exchange Act of 1934) authorizes and approves any transaction which has either a reasonable likelihood or the purpose of causing, whether directly or indirectly:

                           (i) Petrolite's Capital Stock to be
                     held of record by fewer than 300 persons; or

                          (ii) Petrolite's Capital Stock to be
                     neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association; or

                     e.  The date, during any period of
               twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of Petrolite shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Petrolite's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

                           (i) any member of the Board of
                     Directors of Petrolite at the close of
                     business on the date of this Agreement;

                          (ii) any member of the Board of
                     Directors of Petrolite who succeeds any
                     Continuing Director described in
                     Section 8F(iii)(e) above if such successor was elected, or nominated for election by Petrolite's stockholders, by a majority of the Continuing Directors then still in office; or

                         (iii) any director elected, or nominated
                     for election by Petrolite's stockholders, to fill any vacancy or newly-created directorship on the Board of Directors of Petrolite by a majority of the Continuing Directors then still in office.

     9.   Mitigation.  Executive shall not be required to
          ----------
mitigate the amount of any payment provided under this Agreement by seeking other employment or otherwise, and compensation earned from such employment or otherwise shall not reduce the amounts otherwise payable under this Agreement. No amounts payable under
Section 8 of this Agreement shall be subject to reduction or offset in respect of any claims which Petrolite (or any other person or entity) may have against Executive.

     10.  Indemnification; Director's and Officer's Liability
          ---------------------------------------------------
Insurance.  After any termination of employment Executive shall
- ---------
retain all rights to indemnification under applicable law or under the Petrolite Certificate of Incorporation or By-Laws, as they may be amended or restated from time to time. In addition, Petrolite shall maintain Director's and Officer's liability insurance on behalf of Executive, at the level in effect immediately prior to the date of termination, for the two (2) year period following the date of termination and throughout the period of any applicable statute of limitations.

     11.  Situs.  This Agreement has been entered into in the
          -----
State of Missouri and is a Missouri contract. Accordingly, its terms and provisions shall be governed by, and construed and enforced in accordance with, the law of the State of Missouri without application of any Missouri principles of conflict of laws.

     12.  Headings.  Section headings are for purposes of
          --------
reference only and shall not be utilized in interpreting or construing the provisions of this Agreement.

     13.  Modifications Must be in Writing.  This Agreement
          --------------------------------
constitutes the full and complete understanding and agreement of the parties, supersedes all prior understandings and agreements, and cannot be changed or terminated orally.

     14.  Scope and Binding Effect of Agreement.  This Agreement
          -------------------------------------
shall be binding upon, and inure to the benefit of, Petrolite and its successors (including successors by merger) and assigns, and Executive, his heirs, executors, administrators and legal representatives. It is expressly agreed that the rights and obligations of Executive hereunder may not be assigned or delegated by Executive, but that Petrolite may assign this Agreement to any successor to Petrolite's business provided that such Assignee assumes Petrolite's obligations hereunder without Petrolite being relieved therefrom. It is expressly understood that all references herein to Petrolite shall be deemed to include the surviving corporation in any merger involving Petrolite.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                     PETROLITE:    PETROLITE CORPORATION


                                   By ---------------------------



                     EXECUTIVE:    [Executive's Name]
                                   -------------------


                                   ------------------------------

                            EXHIBIT A
                     SAMPLE GENERAL RELEASE
                     ----------------------

     For good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the undersigned, with the intention of binding himself/herself and his/her heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Petrolite Corporation, a Delaware corporation, ("Petrolite"), and its present and former officers, directors, executives, agents, employees, affiliated companies, divisions, subsidiaries, successors, predecessors and assigns (collectively the "Released Parties"), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which the undersigned, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Released Party arising out of or in any way connected with the undersigned's employment relationship with Petrolite, its subsidiaries, predecessors or affiliated entities, or the termination thereof, including without limitation, any claims for severance or vacation benefits, unpaid wages, salary or incentive payment, breach of contract, wrongful discharge, impairment of economic opportunity, reimbursement for fines paid, intentional infliction of emotional harm or other tort, or employment discrimination under any applicable federal, state or local statute, provision, order or regulation including, but not limited to, any claim under Title VII of the Civil Rights Act ("Title VII"), the Federal Age Discrimination in Employment Act ("ADEA") and any similar or analogous state statute excepting only:

     A.   those obligations of Petrolite under that certain
Executive Agreement between Petrolite and the undersigned dated
- -------------------- (the "Agreement"), pursuant to which this General Release is being executed and delivered;

     B. any rights to indemnification the undersigned may have under applicable corporate law, the by-laws or certificate of incorporation of any Released Party or as an insured under any Director's and Officer's liability insurance policy now or previously in force; and

     C. any claims under any applicable workers' compensation statute which arose prior to the date of the Executive's termination from employment.

     The undersigned acknowledges and agrees that neither the Agreement nor this General Release is to be construed in any way as an admission of any liability whatsoever by any Released Party under Title VII, ADEA or any other federal or state statute or the principles of common law, any such liability having been expressly denied.

     The undersigned further declares and represents that he/she has carefully read and fully understands the terms of this General Release and the Agreement, that he/she has been given not less than forty-five (45) days to consider this General Release, that he/she has been advised to seek, and has had the opportunity to seek, the advice and assistance of counsel with regard to this General Release and the Agreement, and that he/she knowingly and voluntarily, of his/her own free will, without any duress, being fully informed and after due deliberate thought and action, accepts the terms of and signs the same as his/her own free act.



                                   ------------------------------
                                   Employee



STATE OF ----------  )
                     ) SS.
COUNTY OF ---------  )

     On this ----- day of ------------, 1994, before me
personally appeared      [Executive's Name]     , to me known to
                    ----------------------------
be the person described in and who executed the General Release and acknowledged that he/she executed the same as his/her free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.



                                   ------------------------------
                                   Notary Public

My Commission Expires:

                            EXHIBIT B
                        GROSS-UP FORMULA
                        ----------------

     Any payment made pursuant to Section 8D(iii) of the Agreement (a "Gross-up Payment") shall be calculated as follows:

          A.   The Gross-up Payment shall be the product of
     (i) the amount of the Excise Taxes, any interest, fines, penalties, expenses, and other costs relating to Excise Taxes incurred by the Executive times (ii) a fraction the numerator of which is 1, and the denominator of which is 1 minus the combined total rates expressed as a fraction, determined in accordance with paragraph B of this Exhibit B, of all federal, state, local and other income and other taxes and any Excise Taxes applicable to such Gross-up Payment.

          B. For purposes of determining the denominator of the fraction set forth in clause (ii) of paragraph A of this Exhibit B, the rates of federal, state, local and other income and other taxes and Excise Taxes shall be the rates set forth in the table below:

     Federal Income Tax            The Executive's highest
                                   marginal federal income tax
                                   rate in effect for the
                                   applicable year, including the
                                   effective rate resulting from
                                   the phaseout of the personal
                                   exemptions ("Federal Income
                                   Tax Rate")

     State and Local Income Tax    The Executive's highest
                                   marginal state and local
                                   income tax rates in effect for
                                   the applicable year

     Excise Tax                    20% (or if Section 4999 of the
                                   Code is amended, the excise
                                   tax rate in effect after the
                                   amendment)

     All Other Taxes               Actual Net Tax Rate